        As filed with the Securities and Exchange Commission on October 27, 2000
                                              Registration No. 333 -____________

--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           ------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           ------------------------

                                  RAMBUS INC.
            (Exact name of Registrant as specified in its charter)



        Delaware                                         94-3112828
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)




                              2465 Latham Street
                        Mountain View, California 94040
         (Address, including zip code, of Principal Executive Offices)

                           ------------------------

                                1997 Stock Plan
                       1997 Employee Stock Purchase Plan
                      1999 Nonstatutory Stock Option Plan

                           (Full title of the plans)

                           ------------------------

                                Gary G. Harmon
                           Vice President, Finance,
                     Chief Financial Officer and Secretary
                                  Rambus Inc.
                              2465 Latham Street
                        Mountain View, California 94040
                                (650) 944-8000

(Name, address, and telephone number, including area code, of agent for service)

                           ------------------------

                                   Copy to:

                           Katharine A. Martin, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300



                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                         Amount           Proposed Maximum     Proposed Maximum
      Title of Securities                to be             Offering Price     Aggregate Offering      Amount of
        to be Registered             Registered (1)           Per Share              Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
--------------------------------------------------------------------------------------------------------------------
--  Newly Reserved under 1997
    Stock Plan, as amended on
    October 20, 1999 (the
    "1997 Plan") (2)...............           3,681,312            $63.73 (3)      $234,610,013.70           $61,937
--------------------------------------------------------------------------------------------------------------------
--  Newly Reserved under
    1997 Employee Stock
    Purchase Plan (the "ESPP")
    (4)...........................              179,300            $54.17 (5)      $  9,712,681.00           $ 2,564
--------------------------------------------------------------------------------------------------------------------
--  Newly Reserved under
    1999 Nonstatutory Stock Option
    Plan  (the "1999 Plan")........             700,000            $63.73 (3)      $ 44,611,000.00           $11,777
--------------------------------------------------------------------------------------------------------------------
Total                                         4,560,612                            $288,933,694.70           $76,278
--------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock (the "Shares") which may become issuable under the 1997 Plan, the ESPP and the 1999 Plan (collectively, the "Plans") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Shares.

(2) The 1997 Plan provides for an annual increase in the number of Shares reserved and available for issuance under the 1997 Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be optioned and sold under the 1997 Plan to 1,000,000,
     (ii) four percent (4%) of the outstanding Shares, as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Registrant's Common Stock as reported on Nasdaq National Market on October 24, 2000.

(4) The ESPP provides for an annual increase in the number of Shares reserved and available for issuance under the ESPP equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be sold under the ESPP to 400,000, (ii) one percent (1%) of the outstanding Shares as of the last business day of such fiscal year, or
     (iii) a lesser number of Shares determined by the Board of Directors.

(5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Registrant's Common Stock as reported on Nasdaq National Market on October 24, 2000, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.

--------------------------------------------------------------------------------


     The contents of the Registrant's Forms S-8 Registration Statements, Registration No.'s 333-93427, 333-67457, 333-38855, and 333-28597 dated December
22, 1999, November 18, 1998, October 28, 1997, and June 6, 1997, respectively, relating to the 1997 Stock Plan, 1997 Employee Stock Purchase Plan, and 1999 Nonstatutory Stock Option Plan are incorporated herein by reference.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.       Exhibits.

    Exhibit                        Description of Document
    Number

      4.1*    1997 Stock Plan.
      4.2**   1997 Employee Stock Purchase Plan.
      4.3     1999 Nonstatutory Stock Option Plan.
      5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation, as to legality of securities being registered.
     23.1     Consent of PricewaterhouseCoopers LLP, Independent Audiors.
     23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation (contained in exhibit 5.1)
     24.1     Powers of Attorney (included as part of the signature page of this registration statement).




-----------------------------------
*Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed December 22, 1999 (file No. 333-93427).
** Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed June 6, 1997 (file No. 333-28597).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 27th day of October, 2000.


                                 RAMBUS INC.



                                 By: /s/ GARY G. HARMON
                                     ------------------
                                     Gary G. Harmon
                                     Vice President, Finance, Chief Financial
                                     Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Geoffrey R. Tate and Gary G. Harmon, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED:


Signatures                        Title                             Date
----------                        -----                             ----

/s/ GEOFFREY R. TATE              Chief Executive Officer and       October 27, 2000
--------------------------------  Director (principal executive
Geoffrey R. Tate                  officer)

/s/ DAVID MOORING                 President and Director            October 27, 2000
--------------------------------
David Mooring

/s/ GARY G. HARMON                Vice President, Finance, Chief    October 27, 2000
--------------------------------  Financial Officer and Secretary
Gary G. Harmon                    (principal financial and
                                  accounting officer)

                                  Chairman of the Board of          October __, 2000
--------------------------------  Directors
William Davidow

                                  Director                          October __, 2000
--------------------------------
Bruce Dunlevie

                                  Director                          October __, 2000
--------------------------------
P. Michael Farmwald

/s/ CHARLES GESCHKE               Director                          October 27, 2000
--------------------------------
Charles Geschke

/s/ MARK HOROWITZ                 Director                          October 27, 2000
--------------------------------
Mark Horowitz

                                  RAMBUS INC.
                      REGISTRATION STATEMENT ON FORM S-8
                               INDEX TO EXHIBITS

Exhibit
Number                       Description of Document
  4.1*       1997 Stock Plan.

  4.2**      1997 Employee Stock Purchase Plan.

  4.3        1999 Nonstatutory Stock Option Plan.

  5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, as to legality of securities being registered.

 23.1        Consent of PricewaterhouseCoopers LLP, Independent Auditors.

 23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation (contained in exhibit 5.1)

 24.1 Powers of Attorney (included as part of the signature page of this registration statement).


-----------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed December 22, 1999 (file No. 333-93427).
** Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed June 6, 1997 (file No. 333-28597).